Exhibit 10.3

CINCINNATI FINANCIAL CORPORATION

ANNUAL INCENTIVE COMPENSATION PLAN OF 2009

PERFORMANCE-BASED AWARD

CINCINNATI FINANCIAL CORPORATION (the Company) hereby grants to the associate identified below (the Participant) an award in the form of a cash bonus in the amount indicated below under the Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009 (the Plan), to be payable only upon achievement the Performance Goal during the Performance Period as specified below. A copy of the complete Plan is included in the 2009 Shareholder Meeting Notice and Proxy Statement, Appendix A, Page 49. The Compensation Committee of the Board of Directors (Committee) retains complete negative discretion (within the meaning of the applicable rules of the Internal Revenue Service under Section 162(m) of the Code) to reduce the amount of or eliminate part or all of the Award otherwise earned by the Participant upon the attainment of the Performance Goal in light of factors deemed appropriate by the Committee.

This award is forfeited if the Participant’s employment with the Company terminates for any reason other than death or retirement during the Performance Period. If the Participant terminates employment with the Company due to death or retirement during the Performance Period and the Performance Goal is satisfied, the Participant may be entitled to the payment of the Award at the discretion of the Committee.  In no event shall the Award be paid later than two months and fifteen days following the close of the calendar year in which the Performance Goal is satisfied.

This award is subject to the terms of the “Award Information” section below, all in accordance with and subject to the terms and conditions of the Plan, which the Participant expressly accepts.

AWARD INFORMATION:

Participant Name:  Steven J. Johnston

Maximum Award Amount:  $200,000

Award Date: March 16, 2009

Performance Period:  Calendar Year Ending December 31, 2009

Performance Goal:  Value Creation Ratio* compared to Peer Group*

Vesting Level	Performance Target	Award Level
Threshold	Value Creation Ratio equals or exceeds 37.5th percentile of Peer Group	$50,000
Target	Value Creation Ratio equals or exceeds 50th percentile of Peer Group	$100,000
Maximum	Value Creation Ratio equals or exceeds 75th percentile of Peer Group	$200,000

* As defined by the Plan

IN WITNESS WHEREOF, this award has been duly executed as of the Award Date specified above.

CINCINNATI FINANCIAL CORPORATION

By:  _____________________________________

ACCEPTED:

_________________________________________

Participant